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Washington, D.C. 20549

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Investor Investor Presentation Presentation September, 2010 September, 2010

Important Information and Certain Information Regarding Participants
On August 25, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2010 Annual Meeting and has mailed the definitive proxy statement to its stockholders.  The definitive proxy statement contains information regarding the names, affiliations and interests of Barnes & Noble’s directors, director nominees and certain of its officers that may be deemed, along with Barnes & Noble, to be participants in the solicitation of Barnes & Noble’s stockholders in connection with its 2010 Annual Meeting.
Security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC  when they become statement and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue,
New York, New York 10011.
Safe Harbor
This communication contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will, “projection” and similar expressions, as they relate to Barnes & Noble or the management or Board of Directors of Barnes & Noble, identify forward-looking statements.  These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.
This communication includes projected financial performance information from Barnes & Noble’s 2011 financial plan. These projections are necessarily based upon a variety of estimates and assumptions which, through currently considered reasonable by Barnes & Noble, may not be realized and are inherently subject, in addition to the specific risks identified above, to business, economic, competitive, industry, market and financial uncertainties and contingencies, many of which are beyond Barnes & Noble’s control. There can be no assurance that the assumptions made in preparing the projected financial performance information will prove accurate. Accordingly, actual results may differ materially from the results projected.
available, because they contain (or will contain) important information. Security holders may obtain a free copy of the definitive proxy

Why You Should Support Barnes & Noble
We're here to ask you to support the Barnes & Noble Board of Directors highly qualified
Director nominees and to reject Yucaipa's proposed resolution and Board slate.
Our argument for supporting the Company and slate of nominees is six fold:
1) The book industry is undergoing dramatic transformation.  We have the management team and strategy to capitalize on that transformation.
2) Mr. Burkle and his proposed slate have no demonstrated vision and do not have the requisite competencies to help guide the Company.
3) Mr. Burkle has a history of taking control of companies without paying shareholders a premium.
4)  The Delaware court rejected all of Mr. Burkle’s claims regarding the Company’s
Shareholder Rights Plan.  In fact, the Company’s Shareholder Rights Plan is doing exactly what the Delaware courts say Rights Plans are designed to do - prevent
“creeping acquisitions” and ensure that nobody acquires control of a company without paying an appropriate premium.
5)  Moreover, Mr. Burkle has clouded the discussion with false accusations about the management team that need to be disputed. His inflammatory arguments aren't predicated on fact.
6) The Company's proposed slate provides competency, independence, and vision.

The Bookselling Industry is Transforming 4

We Are Confident Today’s Investments in Our Strategy
Will Lead to Significant Value Creation for Shareholders

$ in millions
$281
$235 - $275
> $500
Total Comparable Sales
$3,000
$4,000
$5,000
$6,000
$7,000
$8,000
$9,000
$10,000
2010 2011P 2014P
$8,900
$7,100
$5,810
EBITDA
$0
$100
$200
$300
$400
$500
$600
2010 2011P 2014P

Barnes & Noble – The World’s Largest Bookseller
Barnes & Noble is a leading retailer in large multi-billion dollar markets.
The company has approximately 18% market share of the $23 billion consumer book industry and 15% share of the $12 billion collegiate book market. Additionally, Barnes &
Noble is the #2 retailer in the $22 billion Newsstand (single copy) market. The company believes that digital content will grow all of these markets and offers incremental business opportunities for the company.
The company operates:
- 717 consumer bookstores in 50 states
- 633 college bookstores serving nearly 4 million students and faculty members
- One of the Web’s largest eCommerce sites and eBookstores
Given the dynamic nature of the book industry, the challenges faced by traditional booksellers, and the robust innovation pipeline fueling new opportunities in hardware, software and content creation and delivery, Barnes & Noble is utilizing the strength of its retail footprint to bolster its leadership and fuel sales growth across multiple channels.
1)    Bowker, 2009 Book Consumer Annual Review
2) Market Share derived from National Association of College Store data
3) Veronis Suhler
Stevenson, Communication Industry Forecast 2010-2014

2
2
1
3

The Bookselling Industry is Transforming

Consumer spending on new physical books
is expected to decline from $20.5 billion in
2009 to $19 billion in 2014
Spending on digital books is expected to
grow at a CAGR of 56.4%, from $365
million in 2009 to $3.4 billion in 2014
eCommerce and digital book sales are
expected to grow, while books sold at
bookstores will continue to decline
Barnes & Noble is pursuing strategies to
gain share in all three channels:
eCommerce, digital and bookstore sales
Source: Veronis Suhler
Stevenson, Communication Industry Forecast 2010-2014
($ in millions)
CAGR
2009 2014 2009 - 2014
New Books $20,536 $19,049 (1.5%)
Used Books 1,368 1,881 6.6%
Audio 412 350 (3.2%)
Digital 365 3,419 56.4%
Total $22,681 $24,699 1.7%

Well Positioned to Gain Physical Book Market Share

2013P BKS Market Share*
2013P BKS Market Share*
2010 BKS Market Share*
2010 BKS Market Share*
*Source: Bowker
2009 Book Consumer Annual Review and Veronis
Suhler
Stevenson, Communications Industry Forecast 2010-2014
and Company forecasts
B&N is by far the strongest bookstore
operator in the segment, having
consistently outperformed the competition
B&N has consistently gained bookstore
market share against the competition
Approximately 50% of books are sold at
non-bookstore outlets; and as book sales
continue to progress towards eBooks and
books sold online, we believe these non-
bookstore outlets will reduce their
presence, if not eliminate their book
departments altogether
B&N believes there will be industry
consolidation in the form of fewer
bookstores and bookstore chains and that
the company will be the beneficiary of that
consolidation

Superior Bookstore Execution Has Led to Market Share Gains 9 Source: Public Filings Source: Public Filings

Transformative Digital Strategy Leads to Further Market Share Gains
B&N believes the eBook market will
be significantly less fragmented than
the physical book market.
Within 12 months of the launch of its
eBookstore, the company had 20%
market share and established itself as
the #2 player in this category.
There are significant barriers to entry,
including capital investments in
developing technology and
converting/amassing digital content,
that B&N believes will discourage
mass merchandisers from entering
the marketplace.
June
2009
June
2010
20%
20%
Barnes & Noble’s eBooks Market Share
They are the best-kept secret in the e-book space.
“
”
- David Shanks, CEO Penguin Group,
Crain’s New York, June 13, 2010

B&N’s Multi-Faceted Digital Approach

Created the most advanced eReaders in the
marketplace
Multi-channel/Multi-reach strategy
differentiates Barnes & Noble from anyone
else in this space
Apps allow for support for over 400 devices
Established partnerships with Best Buy
(NOOK fixtures in 1,070 Best Buy stores
and featured on bestbuy.com) and HP
(cobranded website and desktop app) to
expand NOOK’s presence

Digital Strategies are Driving Big Sales Increases

On a comparable sales basis
The launch of the eBookstore served as
a catalyst for comparable sales
increases at BN.com and that has
further accelerated with the launch of
NOOK – the company expects fiscal
2011 comparable sales to increase 75%.
Members who have purchased a NOOK
have increased their digital and physical
spend by approximately 20% and on a
unit basis by 70%.
Additionally, NOOK devices and our
eReading software has triggered a
significant expansion of the BN.com
customer base – 25% of NOOK users
are new to BN.com.
Launched
eBookstore
4%
2%
-10%
-7%
9%
32%
50%
53%
75%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
80%
2%

Bookstores are Driving NOOK Sales…
The company reaches over 40 million
customers and is leveraging its leading
market position to educate its customers
about its digital products offerings.  Simply
put, Barnes & Noble Bookstores attract the
core NOOK customer.
Bookstores provide a distinct see, feel,
touch advantage for customers to be able to
experience NOOK.
The company’s 45,000 booksellers are
ambassadors for its digital products
offerings.
The bookstores have played such an
important component of NOOK’s success
that B&N is expanding its commitment and
resources to its digital strategy through the
roll-out of NOOK Boutiques.

Point of Purchase (Mid-Feb. Bookstore Launch)
0%
20%
40%
60%
80%
100%
Dec Jan Feb March April May June July Aug
Bookstores Online

And, Digital Programs Are Driving Traffic Back To The Bookstores
The company is also using NOOK to drive
traffic back to the bookstores after
customers purchase the device through
innovative features such as:
–
Read In Store™, where customers can
browse and read complete eBooks for
free while they are in a Barnes &
Noble bookstore
–
More In Store™, which provides free
exclusive content from top authors
only in our bookstores for NOOK
users
–
Additional promotions such as free
eBook offers for bookstore customers
and free coffee offers to those who
show our eReader software on their
devices.

Transforming the Bookstore Experience

As B&N reduces the amount of space
dedicated to shrinking categories such as
music, it intends to leverage its brand and
locations by selling additional
complementary products.
The company is in the process of rolling out
its Toys & Games department, which is
curated with a unique selection of
educational toys and games and an
expansion of adult games and puzzles.
The introduction of educational toys and
games along with the expansion of adult
games and puzzles is expected to increase
department sales by more than 60% in
fiscal 2011 (on an annualized basis).
The company is also building on its stellar
reputation with educators and parents
through its B&N @ School departments,
further establishing Barnes & Noble as an
education destination.

Accelerating eCommerce Sales
B&N’s investments in its digital
platform, combined with recently
introduced new strategies, such as
every day low pricing and free
unlimited express shipping for
Members are translating into strong
business momentum and accelerated
revenue growth.
The company intends to capitalize on
these accelerating trends by adding
new categories and significantly
expanding the number of SKUs at
BN.com.
B&N has significantly expanded its
used and new Marketplace – its direct
seller network now has over 60 million
listings of new and used products – up
50% from two years ago.

On a comparable sales basis
BN.com Comparable Sales
9%
32%
50%
53%
75%
0%
10%
20%
30%
40%
50%
60%
70%
80%

Transforming the Campus Bookstore
Barnes & Noble is utilizing the strength of its digital
platform and is at the forefront of transforming the
college bookstore industry.  The company offers college
students and faculty the most comprehensive textbook
offering in the marketplace. Since the College
Booksellers acquisition, the company has significantly
increased the amount of options available for students to
acquire their required course materials. Barnes & Noble
is the first and only major online retailer offering higher
education students four textbook options - new, used,
rental and digital.
The company is also revolutionizing the way students
study through the release of NOOKstudy™, an integrated
software solution for the higher education market. This
feature rich, free software application is the ultimate
study tool, enabling students to manage all their digital
content – eTextbooks, class materials, and notes – on
their PC or Mac. This software enables students to “study
smarter, not harder.”
B&N intends to gain further market share in the
collegiate market as more and more schools look for a
partner to outsource their campus bookstore
management.

Digital Strategy Transforms Barnes & Noble
into a Technology and Growth Company

2010 Includes College results since acquisition date
$ in millions
69%
Retail
$0
$1,000
$2,000
$3,000
$4,000
$5,000
$6,000
$7,000
$8,000
$9,000
2010 2011P 2012P 2013P 2014P
Booksellers College bn.com

BKS’s Stock Performance Reflects Decline of
Traditional Retail Bookselling
Ron Burkle’s
Ron Burkle’s
attempt to blame BKS’s
attempt to blame BKS’s
stock performance
stock performance
on related party transactions is misleading
on related party transactions is misleading

Analysts Recognize Potential in eBooks
“Barnes & Noble’s digital strategy has begun to pay off, with a 50% increase in ecommerce sales in 4Q10 and a forecasted 75% increase in fiscal 2011.” (Bank of
America/Merrill Lynch, June 30, 2010)
“The firm’s 20% market share of digital books (newly disclosed) is impressive, and some of this investment – most notably the digitization of back-list books – will likely peak in the next year or two.”
(Goldman Sachs, June 30, 2010)
“BKS sees the business moving to e-books. BKS has two great competitive strengths in our view (1) long-standing relationships with publishers that give it a big seat at the e-book table and (b) best in class real estate that can somewhat offset BKS from the constant struggles in book demand through gains in market share.” (Stifel
Nicolaus, June 30, 2010)
“We have no doubt that BKS has a winning management team, great brand, great real estate portfolio and substantial competitive advantages with a weakened primary sector competitor in Borders.” (Stifel
Nicolaus, May 21, 2009)
“The migration to digital distribution may open up new opportunities for BKS.” (C.L.
King, August 4, 2010)

An Independent Special Committee is Reviewing Strategic Alternatives to Maximize Shareholder Value 21

Review of Strategic Alternatives
We believe the market is undervaluing the digital opportunity for B&N
On August 3, 2010, Barnes & Noble announced that its Board had formed a Special
Committee to review strategic alternatives
The Special Committee consists of four independent board members
The Special Committee is being assisted by top independent financial and legal advisors (Lazard and Morris, Nichols)
Alternatives include soliciting offers for a potential sale of the Company

A
A
Process
Process
is
is
Underway
Underway
to
to
Deliver
Deliver
Full
Full
Value
Value
to
to
ALL
ALL
Shareholders
Shareholders

Review of Strategic Alternatives
The Delaware Chancery Court rejected Ron Burkle’s argument that the
Special Committee lacks independence
–
“The strategic process is to be led by a special committee of four of the company’s independent directors, a group that does not include any director this decision has found to be non-independent.” (p. 86)
Mr. Burkle can participate in sale process: if he wants control, he can make an offer to all shareholders
Instead, Burkle seeks two representatives on the Special Committee
–
Len Riggio has no representation on the Special Committee
The Board believes Mr. Burkle is trying to influence the Special
Committee process to advance his own interests
Weakening the Rights Plan While the Board Reviews Strategic
Weakening the Rights Plan While the Board Reviews Strategic
Alternatives Could Deny Shareholders a Control Premium
Alternatives Could Deny Shareholders a Control Premium

The Company’s Related Party Transactions Support The Business 24

Overview of Related Party Transactions
Related party transaction preceded BKS's IPO in 1993 – when all companies
(B&N, B&N College, MBS) were privately owned
All have been disclosed in SEC filings since IPO
Independent Audit Committee reviews all related party transactions both when they occur and again each year
Company analyzes all related party transactions, both when they occur and again each year, to ensure the terms are at least as favorable to the Company as comparable, arms-length transactions available in the market
Board also forms independent special committees as appropriate (e.g., acquisition of Babbages, B&N College)

History of Related Party Transactions and the Barnes & Noble Brand
1965: B&N College founded by Len Riggio
1986: B&N College acquired B. Dalton Bookseller (754 stores) jointly with Vendex
– B&N College and Barnes & Noble were kept as two separate private companies to provide Vendex with
50% ownership of Barnes & Noble without the well-established College business
• B&N College focused on sale of textbooks
• Barnes & Noble focused on sale of trade books
– Related party transactions were established to share certain resources between the two companies
1993: IPO of Barnes & Noble after successful development of the superstore concept
– B&N College remained the owner of the “Barnes & Noble” name but granted the right to BKS to use it in perpetuity for trade books under a royalty-free license agreement
1998: B&N College granted Barnes & Noble.com the exclusive license to the “Barnes & Noble”
name and trademark from for the purpose of online sale of trade books (excluding textbooks)
2001: B&N College granted Barnes & Noble.com the right to sell college textbooks online for royalty payments on such sales
2009: Barnes & Noble’s acquisition of B&N College represents the logical reunification of the
Barnes & Noble brand to enable the Company’s digital transformation

GameStop – Value Creation for Barnes & Noble Shareholders
Acquired Babbage's ($209m) from Len Riggio in
1999 and publicly traded Funco ($159m) in 2000
and consolidated them under GameStop brand
Babbage's acquisition negotiated by
independent special committee
Expanded GME to become nation’s largest video
game and PC entertainment software specialty
retailer
2002 GME IPO yielded $250m in cash plus a 63%
interest in GME for Barnes & Noble
2004 Barnes & Noble sold additional shares back
to GME for ~ $112m in proceeds
In subsequent 2004 GME Spin-off, the company
distributed remaining GME shares to Barnes &
Noble shareholders, which achieved a peak
value of $3.8 Bn*
Company itself recouped full original investment
through IPO proceeds and 2004 share sale
GameStop Investment Return
($MM)
Funco
GME IPO Proceeds GME Shares Sold
Babbage's
GME Peak Value
*GameStop shares reached a peak value of $63.30 in December 2007, which equates to a market value of nearly $3.8 billion for the 59.8 million s hares (adjusted for a 2 for 1 stock split in March 2007) spun off to Barnes & Noble shareholders in 2004. The closing price of GameStop shares as of September 8, 2010 was $18.57, which equates to a market value of $1.1 billion for the 59.8 million shares.

College Transaction: Reunited Brand and
Supports Digital Transformation
College owned Barnes & Noble trade name; reuniting the
brand and reintegrating businesses was a top priority of
the Board for many years
By reuniting the brand and owning College, BKS has been
able to:
–
Integrate its Internet and digital products into a
single, comprehensive brand and marketing offering
–
Become the only major online retailer offering
textbooks in every format – new, used, rental and
digital – making BKS highly relevant to college
students
–
Make BKS the clear partner of choice for colleges and
universities that need to modernize their offerings
–
Launch NOOKstudy™, a feature-rich digital textbook
and study tool that lets college students manage all
their digital content on a PC or Mac
–
Build relationships with the key college demographic
group
–
More effectively transition those relationships into
lifetime BKS customers

College Transaction: Attractive
Financial Terms Support Digital Strategy
Independent special committee and independent financial and legal advisors reviewed and negotiated the transaction to ensure fairness to all shareholders
$514 million purchase price includes $75 million of cash College had at closing
Purchase price of only $439 million (net of cash) equates to only 3.8x  adjusted
EBITDA (pro forma for Fiscal Year 2010)*
College continues to be a healthy and profitable business
–
Positive 2.9% comp store sales increase in latest quarter
–
Expected to generate $65MM in cash from operations this fiscal year
College is a significant source of funding for the Company’s investments aimed at growing digital sales
*In the twelve months ended April 30, 2010, College had operating profit of approximately $49 million and generated adjusted EBITDA of $117 million on a pro forma basis.  A reconciliation of adjusted EBITDA to operating profit is included in the Appendix.

MBS Supply Agreement is Key
Competitive Advantage for College
College has long-term Supply Agreement with MBS Textbook Exchange, Inc. (“MBS”), a leading U.S. wholesaler of new and used textbooks (majority owned by Len Riggio)
–
College purchases new and used printed textbooks from MBS prior to buying from other suppliers ($24MM since the acquisition date in 2010)
–
College sells used textbooks (bought back from students) exclusively to MBS
Agreement re-negotiated by independent special committee in College acquisition
Access to supply of used textbooks from market leading wholesaler is key competitive advantage for College and nearly impossible to replicate
–
Other major textbook retailers (Follett, Nebraska) have integrated wholesale operations
Separately, MBS sells used books through B&N.com; B&N.com receives same commissions from MBS as from other dealers in its dealer network ($3MM in 2010)

Ronald Burkle is Cherry-Picking Analyst
Comments on The College Transaction
Burkle claims on slide 18 of his presentation that Bank of America/Merrill Lynch criticized the acquisition of College Booksellers, but here is what they said:
–
“... [W]e view the transaction favorably as it provides the company with an alternate avenue for growth”
(14 August 2009)
–
“Recall the college book market is estimated at $10 billion, and 65% of colleges bookstores
(2,000+ colleges) are still operated by the schools themselves. As such, we believe BKS will look to grow this newly acquired channel.”
(8 October 2009)
Stifel Nicolaus also noted the favorable transaction terms and that investor skepticism was overdone:
–
“BKS bought College with cheap money relative to the cash flows of the business”
(10
August 2009)
–
“We believe the skepticism [regarding the transaction] may be getting overdone. College bookstores may indeed have more resilience to e-books (you can’t take notes in the margin as easily on an e-book or mobile phone).”
(20 August 2009)

We Believe Ronald Burkle’s Self-Serving Agenda is not in the Best Interest of Barnes & Noble Shareholders 32

Why You Should Reject Yucaipa’s Nominees
Ronald Burkle has a history of taking control of companies without paying shareholders a premium – many with highly negative consequences
We believe Mr. Burkle’s actions are part of his ongoing effort to gain control of Barnes & Noble
–
Yucaipa and Aletheia together control 34% of outstanding shares
–
Yucaipa and Aletheia have a history of following each other in making investments
–
In response to the company’s Rights Plan, Burkle sued in the Chancery court in Delaware
–
The court held for the company on every issue
–
The court said the Board’s “adoption and use of the Rights Plan was a good faith, reasonable response to a threat to Barnes & Noble and its stockholders” (Opinion, pg. 87)
The Shareholder Rights Plan is more important now than ever
–
A special committee of independent Directors is reviewing strategic alternatives to maximize shareholder value
–
The Rights Plan must continue in its current form in order to protect this process
–
A special meeting of shareholders will be held on or before Nov. 17 to ratify the Rights Plan
If the Board’s nominees are elected, 7 of the 9 directors would be independent directors
Ron Burkle’s slate proposes two “independent Directors” who are now on his payroll
Burkle has offered no strategy or plan to create shareholder value th

Burkle and Aletheia – A Clear Pattern Emerges

Barnes & Noble Ownership Percentage
3/31/2008 6/30/2008 9/30/2008 12/31/2008 3/31/2009 6/30/2009 9/30/2009 12/31/2009 3/31/2010 6/30/2010
Aletheia 0.4% 0.4% 0.6% 0.4% 5.7% 4.7% 4.8% 13.1% 17.1% 15.7%
Yucaipa n/a n/a n/a 8.3% 8.3% 8.0% 8.0% 17.8% 18.7% 19.6%

Mr. Burkle Claims That He “Barely Knows” Aletheia – But
Look at the Remarkable Pattern of Their Investments
Yucaipa Total Position Aletheia Total Position A&P: Yucaipa Total Position (Includes Warrants and Preferred Convertible)

Barnes & Noble Whole Foods Market
A&P (The Great Atlantic and Pacific Tea Company)
Wild Oats Markets
0
1,000,000
2,000,000
3,000,000
4,000,000
5,000,000
6,000,000
2/26/2005 8/27/2005 2/25/2006 8/26/2006 2/24/2007 8/27/200
0
2,000,000
4,000,000
6,000,000
8,000,000
10,000,000
12,000,000
3/31/2008 9/04/2008 2/08/2009 7/15/2009 12/19/2009 5/21/2010
0
5,000,000
10,000,000
15,000,000
20,000,000
25,000,000
30,000,000
35,000,000
12/03/2007 5/24/2008 11/13/2008 5/05/2009 10/25/2009 4/16/2010
0
2,000,000
4,000,000
6,000,000
8,000,000
10,000,000
12,000,000
6/30/2008 11/05/2008 3/13/2009 7/19/2009 11/24/2009 3/31/2010
2/1/07:
Whole Foods announces
offer to acquire Wild Oats
Favorable Investment Timing?

Shareholders Should Not Let Burkle Increase His Ownership
He Has Proven to Serve His Own Interests Time and Time Again
As the Delaware Chancery Court found:
“Despite its protestations, Yucaipa’s prior investing history is replete with the sorts of investments that often lead to transactions in which public stockholders are treated
differently.
Although Yucaipa seems
to have mostly entered on friendly terms, the terms it extracted have often given it control rights not available more generally to stockholders and its influence has resulted in important managerial changes.” (p. 68) (emphasis added)

Company Issue Comments
Aletheia
Follows
Investment by
Yucaipa
No Shareholder Rights Plan was in place to protect shareholders and
Yucaipa and Aletheia together now control approximately 45% of A&P on a fully diluted basis.
Preferential
Treatment
Right to designate 2 directors; in addition former Yucaipa appointee to
Pathmark board has been A&P director since Pathmark was acquired
Yucaipa approval required for certain business combinations exceeding $50 million, certain issuances of equity securities and amendments to articles of incorporation and by-laws
The approval of at least one Yucaipa nominated director required for certain acquisitions and dispositions of assets exceeding $50 million, certain issuances or repurchases of equity securities, incurrence of debt exceeding
$50 million and declaration of any dividends on common stock
The terms of Yucaipa’s Pathmark warrants were amended to permit exchange of the warrants for A&P warrants.  A&P warrants received by
Yucaipa enable Yucaipa to have greater participation in any upside than
A&P’s other stockholders
Yucaipa nominated director named Chief Administrative Officer; President and CEO, EVP of Operations and SVP of Human Resources and
Communications also have Yucaipa ties
Payments to
Yucaipa;
Shareholders
Suffer
Four consulting agreements for Yucaipa employees each worth
$500,000/year
Share price decline of 40% since Yucaipa nominated directors were added to the Board
Shareholders Should Think Twice Before Allowing Burkle to Increase His Ownership
He Has Proven to Serve His Own Interests Time and Time Again

Company Issue Comments
Creeping
Control
While owning less than a majority of Source, Mr. Burkle took control of board by reducing board size so that Burkle’s designees constituted a majority and by naming Yucaipa partner as Chairman
Treatment of
Minority
Shareholders
Ignored long-time shareholder’s requests to “do what’s right for all shareholders and not just [what is] in Yucaipa’s self interest”
Postponed annual meeting to keep shareholder proposal (relating to declaration of special dividend to return value to shareholders) out of proxy materials
Poor Strategic
Decision
Review of strategic alternatives led by Yucaipa resulted in acquisition of
Primedia for $1.2 B in 2007, which left company overlevered
Payments to
Yucaipa
Yucaipa entered into a $1 million per year consulting arrangement with
Source in 2005
Source paid Yucaipa an additional $12.8 million for special consulting services in connection with Source’s review of strategic alternatives
Bankruptcy
Source filed for bankruptcy protection in April 2009, citing a heavy debt load

Shareholders Should Think Twice Before Allowing Burkle to Increase His Ownership
He Has Proven to Serve His Own Interests Time and Time Again

Company Issue Comments
Burkle
Acquires Stake
Mr. Burkle acquired a 22% stake in Simon Worldwide (fka Cyrk) via warrants and convertible preferred shares and received 3 of 7 Board seats (Burkle chairman)
Scandal
Scandal over administration of McDonalds’ game competitions leads to loss of major customers, lawsuits
Stock delisting due to insufficient assets and equity
Resignation of Burkle as Chairman
Payments to
Yucaipa
Management consulting contract of $500,000/year and 1% of purchase price of any acquisition/divestiture in which Yucaipa consulted
Sale or
Liquidation
Subsequent to a recapitalization giving Mr. Burkle a 70% stake, stockholders decided to either sell or liquidate the company by end of 2010

Shareholders Should Think Twice Before Allowing Burkle to Increase His Ownership
He Has Proven to Serve His Own Interests Time and Time Again

Company Issue Comments
Burkle
Reportedly
Gains Influence
Ron Burkle made investments in Kmart (11/2000) and Fleming Companies
(2/2001)
In same month Mr. Burkle made his investment in Fleming, Kmart, as a part of a superstore initiative that was reportedly encouraged by Burkle, entered a 10-year $4.5Bn food supply agreement with Fleming
Burkle Profits
but Companies
File for
Bankruptcy
Burkle
sold Fleming investment 10 months later (12/2001) with a $25 million profit (based on press estimates)
A month later (1/2002), Kmart filed for
bankruptcy;
Burkle claims to have
purchased downside protection on Kmart stock
Fleming filed for bankruptcy in 4/2003

Shareholders Should Think Twice Before Allowing Burkle to Increase His Ownership
He Has Proven to Serve His Own Interests Time and Time Again

In Our View The Record Is Clear: Ron Burkle Pursues
His Own Interests – NOT That of All Shareholders

Mr. Burkle’s 40+ page investor presentation lacks a single positive idea, plan or strategy for BKS
The BKS Board believes Burkle’s nominees have no vision, no strategy and no relevant experience to build value at Barnes & Noble
Burkle has a history of investments characterized by
–
Creeping control without paying a premium to all shareholders
–
Preferential treatment of Yucaipa
–
Corporate governance failures
The Board is convinced Ron Burkle and Aletheia are trying to gain control without paying a premium to all shareholders¹
–
Rights Plan with 20% trigger prevents Burkle/Aletheia control group
1) While Yucaipa’s nominees, if elected would constitute a minority of the Board, the Board believes Yucaipa’s proposal to elect its nominees, together with its efforts to weaken the Rights Plan, are part of a larger plan to obtain control of the company.

We Believe the Current Rights Plan is Necessary to Keep Burkle and Aletheia from Gaining Control Without Paying a Premium 42

Barnes & Noble Shareholder Rights Plan
Adopted November 17, 2009 with a three-year term
20% triggering threshold
Leonard Riggio frozen at pre-existing ownership level of approximately 30%, which includes options
Barnes & Noble publicly committed to put the Rights Plan to a shareholder vote by November 17, 2010
Mr. Burkle sued in the Delaware Chancery Court to challenge the Rights Plan
Vice Chancellor Leo Strine upheld the Rights Plan following a trial on the merits in July 2010; Burkle has appealed

Rights Plan Protects Barnes & Noble Shareholders
against the Formation of a Control Bloc
Mr. Burkle claims he wants to level the playing field, but his proposal to increase the ownership threshold to 30% would allow formation of an absolute control bloc – Burkle and Aletheia already own 34%
Among other things, this control bloc would give Burkle and Aletheia
–
Ability to block outcome of the strategic alternatives process
–
Power to deny Barnes & Noble shareholders a control premium for their shares
As the Court stated:  “[T]he board was concerned that Yucaipa could, along with
Aletheia as an admiring and devoted fellow traveler, essentially form a control bloc without paying a control premium.  Wielding effective voting control,
Yucaipa and Aletheia could then propose options, such as a leveraged buyout in which they remained as controlling stockholders, that might be less attractive to the company’s other stockholders than would either the status quo or the sale of the company in an open shopping process.  Contrary to Yucaipa’s view, I do not believe that this concern is at all unreasonable.” (p. 71)

What Did the Court Say about Yucaipa and Aletheia?

What did the Court say about Yucaipa and Aletheia’s discussions about Barnes &
Noble?
– “The evidence at trial also showed that Eichler and Burkle had met for lunch in both August 2009 and
January 2010, although Burkle disclaims having had any serious discussions about Barnes & Noble.
Notably, however, their initial meeting on August 14, 2009 was the same day that Burkle sent his first letter to Riggio complaining about the College Booksellers transaction. Furthermore, Eichler had a more detailed, and quite believable, recollection of the discussion.” (p. 24)
– “That Burkle and Eichler took a meeting on the same day that Burkle shot off his private letter to Riggio complaining about the College Booksellers deal, and met again after the Rights Plan was in place, are events that I, being neither Goober Pyle or Kenneth Parcell, believe were anything but coincidental and had everything to do with Barnes & Noble” (p. 67)
What did the Court say about a Yucaipa and Aletheia control bloc?
– “The testimonial record supports the conclusion that the board had good reason to be concerned that these two large investors were capable of and interested in cooperating in a joint effort to take effective voting control of the company” (p. 25)
– “[I]t is clear that Aletheia’s Eichler is a big admirer of Burkle and that there is a strong possibility for the immediate formation of a control bloc if the Rights Plan were not in place” (p. 73)

What Did the Court Say about the Rights Plan?
What did the Court say about the Board’s adoption of the Rights Plan?
–
The Board’s “adoption and use of the Rights Plan was a good faith, reasonable response to a threat to Barnes & Noble and its stockholders” (p. 87)
–
“In response to this threat that the corporation’s stockholders would relinquish control through a creeping acquisition without the benefit of receiving a control premium, the board adopted a measured pill that protected Barnes & Noble shareholders” (p. 3)
What did the Court say about the Rights Plan’s 20% triggering threshold?
–
"In this respect, it is critical that the board used a 20% trigger rather than a 15% cap. With the Riggios’
ownership, that threshold was reasonable because setting the threshold any higher would have only made Yucaipa’s creeping acquisition of control more likely.”
(p.
84) (emphasis added)
–
“[The Board’s advisor] focused, in my view reasonably, on the notion that a standard pill with a cap higher than 20% — such as 25% — would allow for the formation of a de facto control bloc between Yucaipa and Aletheia (or another activist) through conscious parallelism.“ (p. 85)

How Can You Believe Burkle Does Not Want Control?
Last November, Mr. Burkle’s SEC filings reserved the right for Yucaipa to acquire all of the Company’s stock and Yucaipa notified the Company that it had requested U.S. antitrust clearance to do so
This July, he testified in Court that he considered offering to buy the
Company
"Burkle also took meetings with two large investment banks, Bank of
America and Deutsche Bank, about the possibility of a leveraged buyout of the company." (Opinion, p. 14)
He recently told New York magazine that he “would certainly consider a bid”
to buy the Company  (“The
Billionaire and the Book Lover,” Andrew Rice, New York, August 30 –
September 6, 2010, p. 40)
Ronald Burkle has spent millions in legal fees on litigation to invalidate or weaken the Rights Plan in order to be able to acquire additional BKS shares

Highly Qualified Slate With Two New Independent Nominees 48

Highly Qualified Slate with Two New Independent Nominees

Leonard Riggio
Visionary Founder, Chairman and former CEO of Barnes & Noble with 45+ years of entrepreneurial, executive and board-level experience
Mr. Riggio has led Barnes & Noble to become the nation's top bookseller brand for seven years in a row
(1)
and was a key leader of the Company’s expansion into digital media
Mr. Riggio founded and serves as a director of GameStop Corporation
Mr. Riggio is Barnes & Noble’s largest shareholder
David Golden
Top executive at Revolution LLC with over 20 years of technology and finance experience, maximizing value from investments in diversified portfolio of innovative consumer-facing businesses, including Zipcar
Provides significant Tech & Media experience having served as Vice Chairman and Director of JP Morgan’s global technology, media and telecommunications investment banking practice
Dr. David Wilson
Brings 15 years of executive and board-level experience and extensive knowledge of the education market as
President & CEO of the Graduate Management Admission Council
Specific previous Board experience in value-creating sale transactions of Terra Industries Inc. and Laureate
Education, Inc.
Valuable financial experience having served as Ernst & Young Audit Partner, Managing Partner, National
Director of Professional Development and a Director of the Ernst & Young Foundation
Notes: (1) Based on EquiTrend®  Brand Study by Harris Interactive®

Notes:   (1) Stephen Bollenbach and Burkle served on the board of KB Home until Burkle stepped down in April 2010. According to Bollenbach, he and Burkle have known each other for 25 years and have vacationed together. Michael McQuary would have joined the board of Liquid Audio Inc. as a Yucaipa director upon the failed merger of Alliance
Entertainment Corp., a company majority-owned by Yucaipa, and Liquid Audio in 2002. According to McQuary, he and Burkle met 10 years ago when McQuary did consulting work for Burkle’s technology portfolio and have been friends since then.
(2) “Business
Insider: What would you do?” The Atlanta Journal – Constitution. May 8, 2008
The Board Believes Mr. Burkle’s Nominees Are
Neither Independent Nor Qualified

Yucaipa’s “independent” nominees have been hand-picked by Burkle, are each being paid $100,000 to run and have each had prior dealings with Burkle
(1)
In the Board’s view, Burkle’s nominees do not have the experience to build value at Barnes & Noble
Ronald Burkle
Has provided no strategic vision and offered no plan for Barnes & Noble’s future
Was part of the Yahoo! Board that rejected an acquisition proposal from Microsoft at $33 per share - Possibly the biggest missed opportunity in the history of technology M&A
Served together with Mr. Bollenbach on the Board of troubled homebuilder KB Home. KB Home shares are down 40% in the last two years.
Stephen Bollenbach
Served on the Board of Time Warner that approved the merger with AOL – possibly the worst M&A transaction in history in terms of value destruction
Served together with Mr. Burkle on the Board of troubled homebuilder KB Home. KB Home shares are down
40% in the last two years.
Served as lead director at AIG when it almost went bankrupt and needed a $180 billion taxpayer bailout to mitigate systemic risk to the global financial system
Michael McQuary
Presided over a stock price decline of nearly 70% during his 2-1/2 year tenure as President of Earthlink
Later admitted publicly that he was “pushed out”
(2)

Board nominees include the Founder and largest shareholder
and two new highly-qualified independents
Significant Experience in Book Industry, Technology, Education,
Corporate Governance and Strategic Alternatives
Strong Governance
– If Board’s nominees are elected, 7 of 9 directors would be independent
– Separated positions of Chairman & CEO
– Independent Audit, Compensation and Governance Committees
Electing the Board’s Nominees is in
the Best Interests of B&N Shareholders

Ron Burkle
Ron Burkle
and his nominees do not bring any relevant experience,
and his nominees do not bring any relevant experience,
insight or business plan to BKS
insight or business plan to BKS

Conclusion
Barnes & Noble is at a crucial inflection point:
Executing value-creating strategy in evolving industry with positive early results
Requires focused execution to drive shareholder value
Supported by an experienced and engaged Board
Independent Special Committee reviewing strategic alternatives to maximize value
Barnes & Noble does NOT need:
What is, in the Board’s view, a thinly veiled attempt by Yucaipa and Aletheia to acquire control without paying a premium to all shareholders
Burkle’s nominees, who the Board believes have demonstrated no vision, no strategy and no relevant experience
Costly legal battles to the detriment of shareholder value
Protect Your Investment: Vote the WHITE Proxy Card FOR The Barnes & Noble
Protect Your Investment: Vote the WHITE Proxy Card FOR The Barnes & Noble
Nominees and AGAINST Yucaipa’s Rights Plan Proposal
Nominees and AGAINST Yucaipa’s Rights Plan Proposal

Appendix 53

Overview of Other Ongoing Related Party Transactions
Transaction Since
Expense
(FY’10)
Comments
Aircraft Time
Sharing Agreement
Pre-IPO $0.4MM Use of jet aircraft owned by LR Enterprises Management LLC owned by Len
Riggio and others (prior to 2010, used aircraft owned by B&N College)
Reimbursement of costs for usage
Lease
Agreements
Pre-IPO $4.9MM
$0.5MM
$0.8MM
Leases 2 corporate office buildings where Len Riggio has an ownership interest, expiring in 2013 and 2016
Company leases one of its B&N College stores from partnership owned by
Leonard and Stephen Riggio, expiring in 2014
Company leases office/warehouse from partnership in which Leonard Riggio has
50% interest, expiring 2023
Freight Distribution
Agreement
1996 $17.2MM Argix Direct (formerly the LTA Group) provides national freight distribution services for many major retailers including: Ann Taylor, Barney’s, Coach, Hot
Topic, Limited, Liz Claiborne, Polo and Toys R Us
A brother of Len and Steve Riggio owns a 20% interest in Argix (since 1996)
Argix provided services to BKS for over 20 years – long before this investment
Rates comparable to third-party freight distributors at time of agreement
Argix higher contracted fuel surcharge and transportation costs led to amended agreement providing annual credit to Company’s costs to level Argix costs to market
Source Interlink /
Digital on Demand
1993 (1) $34.0MM
$3.0MM
Source Interlink used as primary supplier of music and DVD/video
Digital on Demand used as provider of music and video database equipment and services
Len Riggio and Yucaipa both owned minority interests in Source Interlink (prior to its bankruptcy, through its parent company AEC Associates, LLC). Both own minority interests in Digital on Demand through same investment
(1)
The predecessor company AEC One Stop Group started providing services to B&N in 1993. In 1999, AEC’s parent was acquired by an investor group in which Len Riggio and  Yucaipa were minority investors

College: EBITDA Reconciliation Table

Pro Forma Fiscal 2010 ($ 000's)
12 Month Operating Profit $      49,241
Depreciation & Amortization 37,350
12 Month EBITDA $      86,591
Pre-Acquisition Adjustments:
Seller Paid Employee Bonuses 96,861
Gain on Transfer of Stock (72,466)
Non-Cash Asset Impairments 6,163
Total Pre-Acquisition Adjustments $      30,558
12 Month Adjusted EBITDA $    117,149